As filed with the Securities and Exchange Commission on October 1, 2003
                                                     Registration No. 333-_____
-------------------------------------------------------------------------------

                       Securities and Exchange Commission
                              Washington, DC 20549

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                       ----------------------------------

                         Provectus Pharmaceuticals, Inc.
               (Exact Name of Company as Specified in its Charter)

           Nevada                                      90-0233011
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                         7327 Oak Ridge Highway, Suite B
                               Knoxville, TN 37931
          (Address of Principal Executive Offices, including Zip Code)

          ------------------------------------------------------------

                       Consultant Compensation Agreements
                            (Full Title of the Plans)

          ------------------------------------------------------------

                                       with a copy to:
                                       ---------------
Timothy C. Scott, Ph.D.                Wm. Gregory Hall, Jr., Esq.
President                              Baker, Donelson, Bearman & Caldwell, P.C.
Provectus Pharmaceuticals, Inc.        2200 Riverview Tower
7327 Oak Ridge Highway, Suite B        900 South Gay Street
Knoxville, TN 37931                    Knoxville, TN 37902
865/769-4011                           865/549-7000

 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

          -------------------------------------------------------------

                         Calculation of Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Title of                                                           Proposed maximum
securities                                           Amount            offering       Proposed maximum       Amount of
to be                                                 to be              price       aggregate offering    registration
registered                                         registered        per share (1)        price (1)             fee
----------------------------------------------------------------------------------------------------------------------------
Common shares, par value $.001 per share         300,000 shares         $0.75             $225,000            $18.20
----------------------------------------------------------------------------------------------------------------------------

                                     Part II
               Information Required in the Registration Statement



Item 3.   Incorporation of Documents by Reference.


     The following documents previously filed with the U.S. Securities and Exchange Commission (the "SEC") by Provectus Pharmaceuticals, Inc., a Nevada corporation formerly known as Provectus Pharmaceutical, Inc. (the "Company"), are incorporated by reference into this Registration Statement on Form S-8:

     1. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, as filed with the SEC on April 15, 2003;

     2. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2003, as filed with the SEC on May 9, 2003;

     3. The Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2003, as filed with the SEC on August 14, 2003;

     4. The Company's Current Report on Form 8-K dated December 20, 2002, as filed with the SEC on January 3, 2003, as amended by a filing on Form 8-K/A filed with the SEC on January 9, 2003;

     5. The Company's Current Report on Form 8-K dated May 16, 2003, as filed with the SEC on May 22, 2003;

     6. The Company's Current Report on Form 8-K dated June 16, 2003, as filed with the SEC on June 26, 2003; and

     7. The description of the Company's common shares, par value $.001 per share (the "Common Stock") contained in the Company's Registration Statement on Form S-8 filed with the SEC on April 24, 2003 (File No. 333-86896), and any amendments and reports filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated into this Registration Statement by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise are not deemed to be filed with the SEC or are not required to be incorporated herein by reference.

     Any statement contained in documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that is or is deemed to be incorporated by reference into this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     No response is required to this item.

Item 5.  Interests of Named Experts and Counsel.

     No response is required to this item.

Item 6.  Indemnification of Directors and Officers.

     Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (a "non-derivative proceeding"), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

     1. Is not liable under Section 78.138 of the Nevada Revised Statutes ("NRS 78.138") for breach of his or her fiduciary duties to the corporation; or

     2. Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (a "derivative proceeding") by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

     1. Is not liable under NRS 78.138 for breach of his or her fiduciary duties to the corporation; or

     2. Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

     Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense.

     Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

     Under the Company's Restated Articles of Incorporation, the Company is obligated to indemnify, to the fullest extent permitted by Nevada law, any director or officer who was or is a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that the director or officer, or a person of whom he or she is the legal representative, is or was a director or officer of the Company, or a member of any committee of the Board of Directors of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of the proceeding is alleged action in an official capacity as a director, officer, partner, trustee, employee or agent or in any other capacity while serving as a director officer, partner, trustee, employee or agent; against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the director or officer in connection with the proceeding. In addition, indemnification is required to continue as to a person who has ceased to be a director, officer, partner, trustee, employee or agent and inures to the benefit of his or her heirs, executors and administrators. However, subject to the exceptions detailed below, the Company may indemnify a person seeking indemnification in connection with a proceeding (or part thereof) initiated by the person seeking indemnification only if the proceeding (or part thereof) was authorized by the Company's Board of Directors. The Company may indemnify any employee or agent of the Company to an extent greater than required by law only if and to the extent that the Company's directors, in their discretion, may determine.

     If a claim for indemnification under the Company's Restated Articles of Incorporation is not paid in full by the Company within 30 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant also will be entitled to be paid the expense of prosecuting such claim. With some exceptions, the Company may defend against an action brought for this purpose that the claimant has not met the standards of conduct which make it permissible under Chapter 78 of the Nevada General Statutes for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense is on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Chapter 78 of the Nevada General Statutes, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct is a defense to the action or creates a presumption that the claimant has not met the applicable standard of conduct.

Item 7.  Exemption from Registration Claimed.

     No response is required to this item.

Item 8.  Exhibits.

     See the Exhibit Index at Page X-1 of this Registration Statement.

Item 9.  Undertakings.

     (a)  The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  prospectus  any facts or events  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Company hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   Signatures

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Knoxville, State of Tennessee, on this 30th day of September, 2003.

                                        Provectus Pharmaceuticals, Inc.

                                        By:/s/ Timothy C. Scott
                                           ------------------------------------
                                           Timothy C. Scott, Ph.D.
                                           President



                                Power Of Attorney

     Each person whose signature appears below constitutes and appoints H. Craig Dees, Ph.D., Daniel R. Hamilton, and David L. Morehous, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-8 filed by Provectus Pharmaceuticals, Inc. (the "Company") with the U.S. Securities and Exchange Commission (the "SEC"), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities indicated on September 30, 2003:

         Signatures
         ----------
                                                 Title
                                                 -----

/s/ H. Craig Dees                  Chief Executive Officer and a Director
-----------------------------      (Principal executive officer)
H. Craig Dees


/s/ Daniel R. Hamilton             Chief Financial Officer (Principal financial
-----------------------------      officer and principal accounting officer)
Daniel R. Hamilton


/s/ Timothy C. Scott               Director
-----------------------------
Timothy C. Scott, Ph.D.


/s/ Eric A. Wachter                Director
-----------------------------
Eric A. Wachter


/s/ Stuart Fuchs                   Director
-----------------------------
Stuart Fuchs

                                  Exhibit Index


Exhibit No.                           Description
-----------                           -----------

     4.1 Consulting Agreement dated September 1, 2003 between the Company and Dr. Phillip A. Baker.

     4.2 Consulting Agreement dated September 4, 2003 between the Company and Bruce A. Cosgrove.

     4.3 Consulting Agreement dated September 4, 2003 between the Company and George F. Matin.

     5.1      Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

     23.1 Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 5.1).

     23.2     Consent of BDO Seidman LLP.

     24.1 Power of Attorney (included on Page II-5 of this Registration Statement).

--------------------------------------------



                                      X-1